Exhibit 99.1

Spero Therapeutics and Innovent Biologics Announce Exclusive License for SP001 (IBI355), a

Phase 2-Ready Third-Generation Anti-CD40L Antibody

•	Under the terms of the agreement, Spero will receive exclusive global rights, excluding Greater China, to develop, research, manufacture, and commercialize SP001 (IBI355)

•

Innovent will receive an upfront payment, and is eligible to receive development, regulatory and commercial milestone payments, totaling approximately US$1.1 billion, as well as tiered royalties on net sales

•

Spero plans to initiate a Phase 2 trial for SP001 in Q2 2027 in IgG4-related disease (IgG4-RD), a serious, chronic fibroinflammatory condition with significant treatment burden and limited therapeutic options

•	Innovent plans to initiate a Phase 2 trial in China by early 2027 for Sjögren’s disease (SjD), a chronic autoimmune disorder with limited therapeutic options

CAMBRIDGE, Mass., SAN FRANCISCO and SUZHOU, China, July 14, 2026 – Spero Therapeutics, Inc. (Nasdaq: SPRO) and Innovent Biologics, Inc. (01801.HK) today announced an exclusive license agreement for SP001 (Innovent R&D code: IBI355), a third-generation Fc-silent anti-CD40L antibody. Spero will receive exclusive rights to develop, research, manufacture, and commercialize SP001 worldwide, excluding Greater China, where Innovent retains rights. Spero currently expects to advance SP001 into a Phase 2 study in IgG4-RD patients in Q2 2027; Innovent expects to initiate a Phase 2 trial in China for SjD by early 2027.

“Having successfully advanced and delivered a therapy for patients with serious infectious diseases, we are now applying the same disciplined development approach to immune-mediated diseases. This in-licensing transaction establishes the foundation of our new pipeline and positions Spero to pursue potentially transformative therapies for patients living with chronic, debilitating conditions,” said Esther Rajavelu, President and Chief Executive Officer of Spero Therapeutics. “We view CD40L as a clinically validated pathway with broad applicability across several immune-mediated diseases. In IgG4-RD, we believe this approach has the potential to meaningfully address the burden patients face from a chronic, relapsing condition with limited treatment options. Beyond IgG4-RD, we see opportunities to explore the role of CD40L inhibition across multiple autoimmune and inflammatory conditions. We are delighted to partner with Innovent Biologics, whose scientific leadership, development expertise, and commitment to innovation have been instrumental in advancing this program to its current stage.”

“CD40L is an important upstream mediator of immune activation and T-cell/B-cell collaboration, both of which are relevant to IgG4-RD progression,” said Dr. Arezou Khosroshahi, MD, Professor of Medicine, Emory University School of Medicine. “A non-B cell depleting approach that interrupts CD40L signaling could represent an important area for clinical evaluation in IgG4-RD, where patients need additional options that address chronic inflammation, relapse, and treatment burden.”

SP001 (IBI355) targets CD40L, an immune signal protein that sits upstream of multiple immune pathways and has the potential to redefine treatment paradigms across a range of immune-mediated diseases. Innovent has evaluated this antibody in two healthy volunteer Phase 1 trials: a single ascending dose (SAD) study and a multiple ascending dose (MAD) study. Innovent has also evaluated SP001 in a Phase 1b MAD study in patients with SjD. Data from the Phase 1b SjD study were presented in a poster session at the EULAR 2026 Congress.

“IgG4-related disease, Sjögren’s disease, and other autoimmune conditions impose significant burdens on patients worldwide, with many facing limited treatment options.” said Dr. Lei Qian, Chief R&D Officer (General Biomedicine) of Innovent Biologics. “We are pleased to partner with Spero Therapeutics on IBI355 to advance the development of this CD40L-targeted approach. By combining Innovent and Spero’s immunology expertise and development commitment, we aim to accelerate the delivery of differentiated therapies to patients living with these chronic conditions. Our shared goal is to bring meaningful new options to patients in need, wherever they are.”

Under the terms of the license agreement, Spero will receive exclusive rights to develop, research, manufacture, and commercialize SP001 worldwide, excluding Greater China (Mainland China, Hong Kong, Macau and Taiwan). Innovent will receive an upfront payment and is eligible to receive development, regulatory and commercial milestone payments, bringing total value of the deal to approximately US$1.1 billion. Innovent is also eligible to receive tiered royalties on net sales generated in Spero’s licensed territories.

About SP001 (IBI355)

SP001 (IBI355) is a third-generation, humanized, Fc-silent IgG1 monoclonal antibody targeting CD40L, an upstream immune activation signal involved in B-cell, antigen-presenting cell, and platelet biology. By blocking CD40L, SP001 has the potential to provide a targeted non-B-cell-depleting treatment across multiple immune-mediated diseases where immune-cell interactions drive chronic inflammation, relapse, and tissue damage. SP001 is designed to address platelet activation concerns associated with earlier anti-CD40L antibodies, while preserving key monoclonal antibody properties, including FcRn interaction that supports IgG-like half-life.

About IgG4-Related Disease

IgG4-related disease is a serious, chronic fibroinflammatory condition that can affect multiple organs, including the pancreas, salivary glands, lacrimal glands, kidneys, lungs, lymph nodes, and other tissues. The disease can cause immune-mediated inflammation, fibrosis, organ damage, relapse risk, and significant treatment burden. Current approaches can include steroids and B-cell-directed therapies, but additional options are needed to support durable disease control, reduce long-term treatment burden, and preserve immune function.

About Sjögren’s Disease (SjD)

Sjögren’s disease is a chronic, systemic autoimmune disorder that primarily affects the salivary and tear glands, but can also involve multiple organs in more severe cases. It is one of the most common autoantibody-driven diseases, yet no approved therapies address its underlying systemic nature, and it predominantly affects women. The disease is marked by autoantibody production, chronic inflammation, and lymphocytic infiltration, leading to symptoms such as dry eyes, dry mouth, joint pain, and fatigue. In some patients, organ involvement can include kidney or lung dysfunction, and there is an increased risk of non-Hodgkin’s B-cell lymphoma. More than half of patients develop moderate-to-severe disease, with a burden comparable to other serious autoimmune conditions.

About Innovent Biologics

Innovent is a leading biopharmaceutical company founded in 2011 with the mission to empower patients worldwide with affordable, high-quality biopharmaceuticals. The company discovers, develops, manufactures and commercializes innovative medicines that target some of the most intractable diseases. Its pioneering therapies treat cancer, cardiovascular and metabolic, autoimmune and eye diseases. Innovent has launched 19 products in the market. It has 1 asset in NMPA NDA review, 5 assets in Phase 3 or pivotal clinical trials and 14 more molecules in early clinical stage. Innovent partners with over 30 global healthcare companies, including Lilly, Takeda, Pfizer, Roche, Sanofi, Incyte, LG Chem and MD Anderson Cancer Center.

Guided by the motto, “Start with Integrity, Succeed through Action” Innovent maintains the highest standard of industry practices and works collaboratively to advance the biopharmaceutical industry so that first-rate pharmaceutical drugs can become widely accessible. For more information, visit www.innoventbio.com, or follow Innovent on Facebook and LinkedIn.

Statement: Innovent does not recommend the use of any unapproved drug (s)/indication (s).

About Spero Therapeutics

Spero Therapeutics is a clinical-stage biopharmaceutical company focused on advancing next-generation medicines in immunology and inflammation for patients with serious diseases and major treatment gaps. The company’s lead program, SP001, is a third-generation, Fc-silent anti-CD40L monoclonal antibody being advanced first in IgG4-related disease, with a broad potential for additional immune-related conditions. For more information, visit www.sperotx.com

Forward-Looking Statements of Spero Therapeutics

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include, but are not limited to, statements regarding Spero’s plans, strategy, and expectations for future development; the potential benefits of SP001; the potential of CD40L blockade in IgG4-related disease and other immune-related conditions; Spero’s plans to advance SP001 into clinical development; anticipated development timelines, regulatory activities, and future milestones; and the potential benefits of Spero’s agreement with Innovent. In some cases, forward-looking statements may be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intent,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other similar expressions. Forward-looking statements are based on Spero’s current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, risks related to the completion and integration of the Innovent transaction; Spero’s ability to successfully develop SP001; the timing and outcome of clinical trials and regulatory interactions; the ability to obtain and maintain regulatory approvals; potential safety, efficacy, manufacturing, supply, intellectual property, financing, competitive, and market risks; and other risks described in Spero’s filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent Spero’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Spero undertakes no obligation to update any forward-looking statements, except as required by law.

Forward-looking statement of Innovent Biologics

This news release may contain certain forward-looking statements that are, by their nature, subject to significant risks and uncertainties. The words “anticipate”, “believe”, “estimate”, “expect”, “intend” and similar expressions, as they relate to Innovent, are intended to identify certain of such forward-looking statements. Innovent does not intend to update these forward-looking statements regularly. These forward-looking statements are based on the existing beliefs, assumptions, expectations, estimates, projections and understandings of the management of Innovent with respect to future events at the time these statements are made. These statements are not a guarantee of future developments and are subject to risks, uncertainties and other factors, some of which are beyond Innovent’s control and are difficult to predict. Consequently, actual results may differ materially from information contained in the forward-looking statements as a result of future changes or developments in our business, Innovent’s competitive environment and political, economic, legal and social conditions. Innovent, the Directors and the employees of Innovent assume (a) no obligation to correct or update the forward-looking statements contained in this site; and (b) no liability in the event that any of the forward-looking statements does not materialize or turn out to be incorrect.

Contact:

Spero Therapeutics:

Investor Inquiries:

Shai Biran, PhD

IR@Sperotherapeutics.com

Media Inquiries:

media@sperotherapeutics.com

Innovent Biologics:

Media Inquiries:

pr@innoventbio.com

+86 512-69566088

Investor Inquiries:

ir@innoventbio.com

+86 512-69566088